        EXHIBIT 10.4

Execution Version
COLLATERAL TRUST AGREEMENT
dated as of June 17, 2020
among
SM ENERGY COMPANY,
as the Company,
the Guarantors from time to time party hereto,
UMB Bank, N.A.,
as Trustee under the Indenture,
the other Parity Lien Representatives from time to time party hereto
and
UMB Bank, N.A.,
as Collateral Trustee

Reference is made to the Intercreditor Agreement, dated as of June 17, 2020, between WELLS FARGO BANK, NATIONAL ASSOCIATION, as Priority Lien Agent (as defined therein), and UMB Bank, N.A., as Second Lien Collateral Trustee (as defined therein) (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”). Each holder of any Parity Lien Debt and Additional Parity Lien Debt, by its acceptance of such Parity Lien Debt or Additional Parity Lien Debt (i) consents to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and (iii) authorizes and instructs the Collateral Trustee on behalf of each Parity Lien Secured Party to enter into the Intercreditor Agreement as Second Lien Collateral Trustee on behalf of such Parity Lien Secured Party. The foregoing provisions are intended as an inducement to the lenders under the Priority Credit Agreement to extend credit to SM Energy and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

Notwithstanding any other provision contained herein, this Agreement and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Security Documents (as defined in the Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

TABLE OF CONTENTS
ARTICLE 1 DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1 Defined Terms............................................................................................... 1
Section 1.2 Rules of Interpretation.................................................................................... 9

ARTICLE 2 THE TRUST ESTATE

ARTICLE 3 OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

ARTICLE 4 OBLIGATIONS ENFORCEABLE BY THE COMPANY AND THE OTHER GRANTORS

ARTICLE 5 IMMUNITIES OF THE COLLATERAL TRUSTEE

i

ARTICLE 6 RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE

ARTICLE 7 MISCELLANEOUS PROVISIONS

Exhibit A Form of Additional Secured Debt Designation
Exhibit B Form of Collateral Trust Joinder – Additional Debt
Exhibit C Form of Collateral Trust Joinder – Additional Grantor

ii

This Collateral Trust Agreement (as amended, supplemented, amended and restated or otherwise modified form time to time in accordance with Section 7.1 hereof, this “Agreement”) is dated as of June 17, 2020 and is by and among SM Energy Company, a Delaware corporation (the “Company”), the Guarantors from time to time party hereto, UMB Bank, N.A., as Trustee (as defined below), and UMB Bank, N.A., as Collateral Trustee (in such capacity and together with its successors in such capacity, the “Collateral Trustee”).
RECITALS
The Company intends to issue 10.000% Senior Secured Notes due 2025 (the “Initial Notes”), in an aggregate principal amount of up to $446,675,000 pursuant to an Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Indenture”), among the Company, the guarantors party thereto from time to time and UMB Bank, N.A., as trustee (in such capacity and together with its successors in such capacity, the “Trustee”).
The Company and the Guarantors intend to secure their Obligations under the Indenture, any future Parity Lien Debt and any other Parity Lien Obligations, with Liens on all present and future Collateral to the extent that such Liens have been provided for in the applicable Parity Lien Security Documents.
This Agreement sets forth the terms on which each Parity Lien Secured Party (other than the Collateral Trustee) has appointed the Collateral Trustee to act as the collateral trustee for the present and future holders of the Parity Lien Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Parity Lien Security Documents, and to enforce the Parity Lien Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.
Capitalized terms used in this Agreement have the meanings assigned to them above or in ARTICLE 1 below.
AGREEMENT
In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
ARTICLE 1
DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Defined Terms. The following terms will have the following meanings:
“Act of Parity Lien Debtholders” means, as to any matter at any time, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Parity Lien Debt representing the Required Parity Lien Debtholders.
“Additional Notes” has the meaning given to it in the Indenture as in effect on the date hereof.
“Additional Parity Lien Debt” has the meaning set forth in Section 3.8(b).
“Additional Secured Debt Designation” means a notice in substantially the form of Exhibit A.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agreement” has the meaning set forth in the preamble.
“Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation; (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (3) with respect to any other Person, the board or committee of such Person serving a similar function.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in Houston, Texas, Charlotte, North Carolina or Denver, Colorado are authorized or required by law to close.
“Capital Stock” of any Person means any and all shares, units, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into, or exchangeable for, such equity.
“Collateral” means all properties and assets, whether real, personal or mixed, wherever located and whether now owned or hereafter acquired by the Company or any Guarantor, as to which a Lien is granted or purported to be granted to the Collateral Trustee under the Parity Lien Security Documents to secure the Parity Lien Obligations, and from and after the time the Collateral Trustee is required to release its Liens pursuant to Section 3.2 upon any properties or assets, shall exclude such properties or assets; provided that if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of the Company or any Guarantor, such assets or properties will cease to be excluded from the Collateral if the Company or any Guarantor thereafter acquires or reacquires such properties or assets.
“Collateral Trustee” has the meaning set forth in the preamble.
“Collateral Trust Joinder” means (i) with respect to the provisions of this Agreement relating to any Additional Parity Lien Debt, an agreement substantially in the form of Exhibit B, and (ii) with respect to the provisions of this Agreement relating to the addition of additional Grantors, an agreement substantially in the form of Exhibit C.
“Company” has the meaning set forth in the preamble.
“Credit Agreement” means the “Priority Credit Agreement” as defined in the Intercreditor Agreement.
“Discharge of Parity Lien Obligations” means the occurrence of all of the following:

(a) payment in full in cash of the principal of and interest and premium (if any) on all Parity Lien Debt;

(b) payment in full in cash of all other Parity Lien Obligations that are outstanding and unpaid at the time the Parity Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time);
provided that, if at any time after the Discharge of Parity Lien Obligations has occurred, the Company or any Guarantor enters into any Parity Lien Document evidencing a Parity Lien Obligation which incurrence is not prohibited by the applicable Secured Debt Documents, then such Discharge of Parity Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Parity Lien Obligations (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Parity Lien Obligations), and, from and after the date on which the Company designates such Indebtedness as Parity Lien Debt in accordance with this Agreement, the obligations under such Parity Lien Document shall automatically and without any further action be treated as Parity Lien Obligations for all purposes of this Agreement and the Intercreditor Agreement, including for purposes of Lien priorities and rights in respect of Collateral set forth in the Intercreditor Agreement, and any Junior Lien Obligations shall be deemed to have been at all times Junior Lien Obligations and at no time Parity Lien Obligations.
For the avoidance of doubt, a replacement of Parity Lien Obligations with other Parity Lien Obligations to the extent contemplated and permitted by this Agreement and the Intercreditor Agreement shall not be deemed to cause a Discharge of Parity Lien Obligations.
“Enforcement Action” means (a) the taking of any action to enforce any Lien in respect of the Collateral, including the institution of any foreclosure proceedings, the noticing of any public or private sale or other disposition under the Bankruptcy Code (as defined in the Intercreditor Agreement) or any attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition, (b) the exercise of any right or remedy provided to a secured creditor on account of a Lien under the Priority Lien Documents, Parity Lien Documents or Junior Lien Documents, as applicable (including any delivery of any notice to seek to obtain payment directly from any account debtor of the Company or any Guarantor or the taking of any action or the exercise of any right or remedy in respect of the setoff or recoupment against, collection or foreclosure on or marshalling of the Collateral or proceeds of Collateral), under applicable Legal Requirement, at equity, in an Insolvency or Liquidation Proceeding or otherwise, including the acceptance of Collateral in full or partial satisfaction of a Lien, (c) the sale, assignment, transfer, lease, license, or other disposition as a secured creditor on account of a Lien of all or any portion of the Collateral, by private or public sale (judicial or non-judicial) or any other means, (d) the solicitation of bids from third parties to conduct the liquidation of all or a portion of Collateral as a secured creditor on account of a Lien, (e) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any Capital Stock comprising a portion of the Collateral) whether under the Priority Lien Documents, Parity Lien Documents, or Junior Lien Documents, as applicable, under applicable Legal Requirement of any jurisdiction, in equity, in an Insolvency or Liquidation Proceeding, or otherwise, or (f) the appointment of a receiver, manager or interim receiver of all or any portion of the Collateral or the commencement of, or the joinder with any creditor in commencing, any Insolvency or Liquidation Proceeding against the Company or any Guarantor or any assets of the Company or any Guarantor.
“Grantor” means each of and “Grantors” means, collectively, the Company and the Guarantors and any other Person (if any) that at any time provides collateral security for any Parity Lien Obligations.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business or any obligation to the extent it is payable only in Capital Stock of the Guarantor that is not Disqualified Stock (as defined in the Indenture). The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantor” means each Subsidiary of the Company that is a guarantor of the Parity Lien Obligations, including any Person that is required after the date hereof to guarantee the Parity Lien Obligations pursuant to the Parity Lien Documents, in each case until a successor replaces such Person pursuant to the applicable provisions of the Parity Lien Documents and, thereafter, means such successor.
“Indebtedness” has the meaning assigned to such term in the Indenture or to such term or other similar term in any applicable Parity Lien Document.
“Indemnified Liabilities” means any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Parity Lien Security Documents, including any of the foregoing relating to the use of proceeds of any Parity Lien Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Company or any Guarantor or any of the Collateral, and all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented fees and expenses of a single legal counsel to the applicable Indemnitees, and one additional local legal counsel to the applicable Indemnitees in each applicable jurisdiction) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.
“Indemnitee” has the meaning set forth in Section 7.9(a).
“Indenture” has the meaning set forth in the recitals.
“Initial Notes” has the meaning set forth in the recitals.
“Insolvency or Liquidation Proceeding” has the meaning assigned to such term in the Intercreditor Agreement.
“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, among the Company, the Guarantors, the Collateral Trustee, the Priority Lien Collateral Agent, and the other parties from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified or replaced from time to time.
“Junior Lien Debt” has the meaning assigned to the term “Third Lien Debt” in the Intercreditor Agreement.

“Junior Lien Documents” has the meaning assigned to the term “Third Lien Documents” in the Intercreditor Agreement.
“Junior Lien Obligations” has the meaning assigned to the term “Third Lien Obligations” in the Intercreditor Agreement.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, hypothecation, or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable Legal Requirement, including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give a security interest therein and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
“Notes” means, collectively, the Initial Notes and the Additional Notes for which the requirements set forth in Section 3.8 of this Agreement have been satisfied.
“Note Documents” means the Indenture, the Notes, the Intercreditor Agreement and the Notes Security Documents.
“Notes Security Agreement” means the Second Lien Pledge and Security Agreement, dated as of the date hereof, among the Company, the Guarantors party thereto from time to time and the Collateral Trustee, for the ratable benefit of the Secured Parties (as defined therein), as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Notes Security Documents” means the Indenture (insofar as the same grants a Lien on the Collateral), this Agreement, each Collateral Trust Joinder, the Notes Security Agreement and all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any Guarantor creating (or purporting to create) a Parity Lien upon Collateral in favor of the Collateral Trustee, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1.
“Obligations” means any principal (including reimbursement obligations and obligations to provide cash collateral with respect to letters of credit whether or not drawn), interest, premium (if any), fees, penalties, damages, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness (including, to the extent legally permitted, all interest, premiums, fees, penalties, damages, indemnifications, reimbursements, expenses and other liabilities accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate even if such applicable amount is not enforceable, allowable or allowed as a claim in such proceeding).
“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice President, any Vice President or any Assistant Vice President of such Person.
“Officer’s Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Company by any Officer of the Company that includes:

(a) a statement that the Person making such certificate has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
“Opinion of Counsel” means a written opinion delivered solely to the Collateral Trustee, from a legal counsel who is acceptable to the Collateral Trustee. The counsel may be an employee of or counsel to the Company or the Collateral Trustee or any Person who is required to deliver such opinion pursuant this Agreement.
“Parity Lien” means a Lien granted by the Company or any Grantor in favor of the Collateral Trustee pursuant to a Parity Lien Security Document, at any time, upon any property of the Company or such Grantor to secure Parity Lien Obligations.
“Parity Lien Debt” means:
(1) the Initial Notes and Guarantees thereof; and

(2) any other Indebtedness (other than intercompany Indebtedness owing to the Company or any Guarantor) of the Company or any Guarantor (including Additional Notes and Guarantees thereof) that is secured equally and ratably with the Notes or any other Parity Lien Debt by a Parity Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that in the case of any Indebtedness referred to in clause (2) of this definition, that:

(a) on or before the date on which such Indebtedness is incurred by the Company or any Guarantor, such Indebtedness is designated by the Company, in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.8(b), as “Parity Lien Debt” for the purposes of the Indenture and this Agreement; provided further that no such Indebtedness may be designated as both Parity Lien Debt and Priority Lien Debt or Junior Lien Debt (or any combination of the three);

(b) other than in the case of any Additional Notes, the Parity Lien Representative for such Indebtedness executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(b); and
(c) all other requirements set forth in Section 3.8 have been complied with;

provided, further that in the case of any Additional Notes, on or before the date on which Indebtedness in respect of Additional Notes is incurred, the Company will deliver to the Collateral Trustee an Officer’s Certificate stating that such Indebtedness is permitted by each applicable Parity Lien Document to be incurred and secured with a Parity Lien equally and ratably with all previously existing and future Parity Lien Debt.

“Parity Lien Debt Default” means any “Event of Default” as defined in the Indenture, or any similar event or condition set forth in any other Parity Lien Document that causes, or permits holders of the applicable Series of Parity Lien Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Parity Lien Debt outstanding thereunder to become immediately due and payable.
“Parity Lien Documents” means, collectively, the Note Documents and any additional indenture, credit agreement or other agreement governing each other Series of Parity Lien Debt and the Parity Lien Security Documents.
“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.
“Parity Lien Representative” means:
(1) in the case of the Notes, the Trustee; or
(2) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who  is appointed to act for the holders of such Series of Parity Lien Debt (for purposes related to the administration of the Parity Lien Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and  that has executed a Collateral Trust Joinder.

“Parity Lien Secured Parties” means the holders of Parity Lien Obligations, the Collateral Trustee and each Parity Lien Representative.
“Parity Lien Security Documents” means the Notes Security Documents, and all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by the Company or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of the Parity Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1.
“Permitted Prior Liens” means Liens in clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12), (13), (15), (18), (19), (20), (21), (23), (24), (26), (27), (28), (30) and (31) in the definition of “Permitted Liens” in the Indenture.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.
“Priority Lien Collateral Agent” means Wells Fargo Bank, National Association, as administrative agent under the Credit Agreement and any successor thereof in such capacity under the Credit Agreement, or if the Credit Agreement ceases to exist, the collateral agent or other representative of lenders or holders of Priority Lien Obligations designated pursuant to the terms of the Priority Lien Documents pursuant to which such Priority Lien Obligations were issued and the Intercreditor Agreement.
“Priority Lien Debt” has the meaning assigned to such term in the Intercreditor Agreement.

“Priority Lien Documents” has the meaning assigned to such term in the Intercreditor Agreement.
“Priority Lien Obligations” has the meaning assigned to such term in the Intercreditor Agreement.
“Reaffirmation Agreement” means an agreement reaffirming the security interests granted to the Collateral Trustee in substantially the form attached as Annex 1 to Exhibit A of this Agreement.
“Required Parity Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Parity Lien Debt then outstanding, calculated in accordance with the provisions of Section 7.2.
“Secured Debt Document” means the Priority Lien Documents, the Parity Lien Documents and the Junior Lien Documents.
“Series of Parity Lien Debt” means, severally, the Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.
“Subsidiary” means, with respect to any specified Person: (1) any corporation, association, limited liability company or other business entity (other than a partnership) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or through another subsidiary, by that Person or one or more of the other subsidiaries of that Person (or a combination thereof); and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are that Person or one or more subsidiaries of that Person (or any combination thereof), or (c) as to which such Person and its subsidiaries are entitled to receive more than 50% of the assets of such partnership upon its dissolution. Unless otherwise specified herein, each reference to a Subsidiary (other than in this definition) will refer to a Subsidiary of the Company.
“Trust Estate” has the meaning set forth in Section 2.1.
“Trustee” has the meaning set forth in the recitals.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other applicable jurisdiction.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.
Section 1.2 Rules of Interpretation.
(a) All capitalized terms used in this Agreement and not otherwise defined herein have the meanings assigned to them in the Indenture.
(b) Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.
(c) The use in this Agreement or any of the other Parity Lien Security Documents, the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”
(d) References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.
(e) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Indenture (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been made in accordance with the Indenture. Unless otherwise set forth herein, references to principal amount shall include, without duplication, any reimbursement obligations with respect to a letter of credit and the face amount of any outstanding letter of credit (whether or not such amount is, at the time of determination, drawn or available to be drawn).
This Agreement and the other Parity Lien Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Parity Lien Security Documents.
ARTICLE 2
THE TRUST ESTATE

Section 2.1 Declaration of Trust Estate.
(a) To secure the payment of the Parity Lien Obligations and in consideration of the premises and the mutual agreements set forth in this Agreement, each Grantor hereby confirms the grant of Liens in favor of the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all current and future Parity Lien Secured Parties, such Liens on all of such Grantor’s right, title and interest in, to and under all Collateral and all Liens now or hereafter granted to the Collateral Trustee under any Parity Lien Security Document for the benefit of the Parity Lien Secured Parties, together with all of the Collateral Trustee’s right, title and interest in, to and under the Parity Lien Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Trust Estate”).
(b) The Collateral Trustee and its successors and assigns under this Agreement will hold the Trust Estate in trust for the benefit solely and exclusively of all current and future Parity Lien Secured Parties as security for the payment of all present and future Parity Lien Obligations.
(c) Notwithstanding the foregoing, if at any time:

(1) all Liens securing the Parity Lien Obligations have been released as provided in Section 4.1;
(2) the Collateral Trustee holds no other property in trust as part of the Trust Estate;
(3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and
(4) the Company delivers to the Collateral Trustee an Officer’s Certificate stating that all Parity Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Parity Lien Documents and that the Grantors are not required by any Parity Lien Document to grant any Parity Lien upon any property, then the Trust Estate arising hereunder will terminate (subject to any reinstatement pursuant to Section 7.17 hereof), except that all provisions set forth in Sections 7.8 and 7.9 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.
(d) The parties further declare and covenant that the Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein and in the Intercreditor Agreement (if any) and the other Parity Lien Documents.
Section 2.2 Collateral Shared Equally and Ratably. The parties to this Agreement agree that, except as expressly set forth in Section 3.4, the payment and satisfaction in full of all of the Parity Lien Obligations will be secured equally and ratably by the Parity Lien established in favor of the Collateral Trustee for the benefit of the Parity Lien Secured Parties, notwithstanding the time of incurrence of any Parity Lien Obligations or time or method of creation or perfection of any Parity Liens securing such Parity Lien Obligations.
Section 2.3 Similar Collateral and Agreements. The parties to this Agreement agree that it is their intention that the Parity Liens be identical. In furtherance of the foregoing, the parties hereto agree that the Parity Lien Security Documents (other than the Notes Security Documents) shall be in all material respects the same forms of documents as the respective Notes Security Documents creating Liens on the Collateral.
ARTICLE 3
OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

Section 3.1 Appointment and Undertaking of the Collateral Trustee.
(a) Each Parity Lien Secured Party (other than the Collateral Trustee) acting through its respective Parity Lien Representative hereby appoints the Collateral Trustee to serve as collateral trustee hereunder on the terms and conditions set forth herein. Subject to, and in accordance with, this Agreement, the Collateral Trustee will, as collateral trustee, for the benefit solely and exclusively of the present and future Parity Lien Secured Parties:

(1) accept, enter into, hold, maintain, administer and enforce all Parity Lien Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations hereunder and under the Parity Lien Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Parity Lien Security Documents;
(2) pursuant to a request made in an Act of Parity Lien Debtholders, at the expense of the Company take all lawful and commercially reasonable actions permitted under the Parity Lien Security Documents that it is directed to take in an Act of Parity Lien Debtholders to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;
(3) deliver and receive notices pursuant to this Agreement and the Parity Lien Security Documents;
(4) acting pursuant to an Act of Parity Lien Debtholders, sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Parity Lien Security Documents and its other interests, rights, powers and remedies;
(5) remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Parity Lien Security Documents or any of its other interests, rights, powers or remedies;
(6) execute and deliver amendments to the Parity Lien Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officer’s Certificate and an Opinion of Counsel to the effect that the amendment was permitted under Section 7.1;
(7) release or subordinate any Lien granted to it by any Parity Lien Security Document upon any Collateral if and as required by Section 3.2; and
(8) enter into and perform its obligations and protect, exercise and enforce its interests, rights, powers and remedies under the Intercreditor Agreement.
(b) Each party to this Agreement (in the case of each Parity Lien Representative, on behalf of itself and the Parity Lien Secured Parties represented by it) acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.
(c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee shall have no obligation to commence and will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Parity Lien Obligations to the extent permitted pursuant to the Intercreditor Agreement) unless and until it shall have been directed by written notice of an Act of Parity Lien Debtholders and received indemnity satisfactory to it and then only in accordance with the provisions of this Agreement and the Intercreditor Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor any of its Affiliates may serve as Collateral Trustee.
Section 3.2 Release or Subordination of Liens. The Collateral Trustee will not release or subordinate any Parity Lien of the Collateral Trustee or consent to the release or subordination of any Parity Lien of the Collateral Trustee, except:
(a) to release or subordinate Liens on Collateral to the extent directed by an Act of Parity Lien Debtholders;
(b) as required by Article 4;
(c) as ordered pursuant to applicable Legal Requirement under a final and nonappealable order or judgment of a court of competent jurisdiction; or
(d) for the subordination of the Trust Estate and the Parity Liens to the extent required by the Intercreditor Agreement.
Section 3.3 Enforcement of Liens. If the Collateral Trustee at any time receives written notice from a Parity Lien Representative stating that any event has occurred that constitutes a default under any Parity Lien Document for which such Parity Lien Representative serves as Parity Lien Representative, entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens under the Parity Lien Security Documents, the Collateral Trustee will promptly deliver written notice thereof to each other Parity Lien Representative. Thereafter, the Collateral Trustee may await direction by an Act of Parity Lien Debtholders and, subject to the terms of the Intercreditor Agreement, will act, or decline to act, as directed by an Act of Parity Lien Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Parity Lien Security Documents or applicable Legal Requirement and, following the initiation of such exercise of remedies, the Collateral Trustee will, subject to the terms of the Intercreditor Agreement, act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Parity Lien Debtholders. Unless it has been directed to the contrary by an Act of Parity Lien Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Parity Lien Document as it may deem advisable and in the best interest of the holders of Parity Lien Obligations, subject to the terms of the Intercreditor Agreement.
Section 3.4 Application of Proceeds.
(a) Subject to the terms of the Intercreditor Agreement, the Collateral Trustee will apply the proceeds of any collection, sale, foreclosure or other realization upon, or any Enforcement Action with respect to, any Collateral and the proceeds thereof (including the proceeds of any title insurance or other insurance policy required under any Parity Lien Document or otherwise covering the Collateral, and any condemnation proceeds with respect to the Collateral), in the following order of application:
FIRST, to the payment of all amounts payable hereunder on account of the Collateral Trustee’s and the Trustee’s fees and expenses and any legal fees, costs and expenses or other liabilities of any kind actually incurred by the Collateral Trustee and/or the Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Parity Lien Document, including but not limited to amounts necessary to provide for the expenses of the Collateral Trustee in maintaining and disposing of the Collateral (including, but not limited to, indemnification obligations and reimbursements);
SECOND, to the repayment of Indebtedness and other obligations in respect thereof (other than Parity Lien Obligations) secured by a Permitted Prior Lien on the Collateral sold or realized upon to the extent that such other Indebtedness or obligation is to be discharged (in whole or in part) in connection with such sale;
THIRD, to the respective Parity Lien Representatives equally and ratably for application to the payment of all outstanding Parity Lien Debt and any other Parity Lien Obligations that are then due and payable, in such order as is provided in the applicable Parity Lien Documents in an amount sufficient to pay in full in cash all outstanding Parity Lien Debt and all other Parity Lien Obligations that are then due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the applicable Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, but excluding contingent indemnity and reimbursement obligations for which no claim has been made), and including the discharge or cash collateralization (at the lower of (1) 102% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Document) of all other outstanding letters of credit and bankers’ acceptances of the backstop thereof pursuant to arrangements reasonably satisfactory to the relevant issuing bank, if any, constituting Parity Lien Debt; and
FOURTH, any surplus remaining after Discharge of Parity Lien Obligations, to the Company or the applicable Guarantor, as the case may be, its successors or assigns, as the case may be, or to such other Persons as may be entitled to such amounts under applicable Legal Requirement or as a court of competent jurisdiction may direct.
In addition, notwithstanding the foregoing, if any Series of Parity Lien Debt has released its Lien on any Collateral pursuant to the terms of this Agreement, then unless such Lien is reinstated in accordance with the terms of any applicable Parity Lien Document, such Series of Parity Lien Debt and any related Parity Lien Obligations of that Series of Parity Lien Debt thereafter shall not be entitled to share in the proceeds of any Collateral so released by that Series of Parity Lien Debt.
(b) This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative and the Collateral Trustee as holder of Parity Liens. The Parity Lien Representative of each future issuance of Additional Notes and each future Series of Parity Lien Debt will be required to deliver a Collateral Trust Joinder (including an Additional Secured Debt Designation) as provided in Section 3.8 at the time of incurrence of such Series of Parity Lien Debt.
(c) In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Parity Lien Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.
(d) In making the determinations and allocations in accordance with Section 3.4(a), the Collateral Trustee may conclusively rely upon information supplied by the relevant Parity Lien Representative as to the amounts of unpaid principal and interest and other amounts outstanding with respect to its respective Parity Lien Debt and any other Parity Lien Obligations.

Section 3.5 Powers of the Collateral Trustee.
(a) The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Parity Lien Security Documents and applicable Legal Requirement and in equity and to act as set forth in this Article 3 or, subject to the other provisions of this Agreement and the Intercreditor Agreement, as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Parity Lien Debtholders.
(b) No Parity Lien Representative or holder of Parity Lien Obligations (other than the Collateral Trustee) will have any liability whatsoever for any act or omission of the Collateral Trustee, and the Collateral Trustee will have no liability whatsoever for any act or omission of any Parity Lien Representative or any holder of Parity Lien Obligations (other than the Collateral Trustee).
(c) All duties and obligations of the Collateral Trustee in this Article 3 shall be subject to and limited by Article 5 of this Agreement and any provisions of the Intercreditor Agreement, the Indenture and any other documentation for Parity Lien Debt and the Parity Lien Security Documents.
Section 3.6 Documents and Communications. The Collateral Trustee will permit each Parity Lien Representative and each holder of Parity Lien Obligations upon reasonable written notice and at reasonable times from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Parity Lien Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.
Section 3.7 For Sole and Exclusive Benefit of Holders of Parity Lien Obligations. The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time granted, transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estate solely and exclusively for the benefit of the present and future holders of Parity Lien Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.
Section 3.8 Additional Parity Lien Debt.
(a) The Collateral Trustee will, as collateral trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to any Parity Lien Obligations constituting Additional Notes or a Series of Parity Lien Debt that is issued or incurred after the date hereof that:
(1) such Parity Lien Debt is identified as Parity Lien Debt in accordance with the procedures set forth in Section 3.8(b); and
(2) the designated Parity Lien Representative identified pursuant to Section 3.8(b) signs a Collateral Trust Joinder and delivers the same to the Collateral Trustee.
(b) The Company will be permitted to designate as “Parity Lien Debt” hereunder any Parity Lien Debt incurred by the Company or any Guarantor after the date of this Agreement in accordance with the terms of all applicable Parity Lien Documents. The Company may only effect such designation by delivering to the Collateral Trustee an Additional Secured Debt Designation that:

(1) states that the Company or applicable Guarantor intends to incur additional Parity Lien Debt (“Additional Parity Lien Debt”) that is permitted by each applicable Parity Lien Document to be secured with a Parity Lien equally and ratably with all previously existing and future Parity Lien Debt;
(2) specifies the name, address and contact information of the Parity Lien Representative for such series of Additional Parity Lien Debt for purposes of Section 7.6;
(3) attaches as Annex 1 to such Additional Secured Debt Designation a Reaffirmation Agreement in substantially the form attached as Annex 1 to Exhibit A of this Agreement, which Reaffirmation Agreement has been duly executed by the Company and each Guarantor; and
(4) states that the Company has caused a copy of the Additional Secured Debt Designation and the related Collateral Trust Joinder to be delivered to each then-existing Parity Lien Representative.
Although the Company shall be required to deliver a copy of each Additional Secured Debt Designation and each Collateral Trust Joinder to each then-existing Parity Lien Representative, the failure to so deliver a copy of the Additional Secured Debt Designation and/or Collateral Trust Joinder to any then-existing Parity Lien Representative shall not affect the status of such debt as Additional Parity Lien Debt if the other requirements of this Section 3.8 are complied with. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company or any Guarantor to incur additional Indebtedness (including Additional Notes) unless otherwise permitted by the terms of all applicable Parity Lien Documents.
(c) With respect to any Parity Lien Obligations constituting Additional Notes or a Series of Parity Lien Debt that is issued or incurred after the date hereof, the Company and each of the Guarantors agrees to take such actions (if any) as may from time to time reasonably be requested by the Collateral Trustee, any Parity Lien Representative or any Act of Parity Lien Debtholders, and enter into such technical amendments, modifications and/or supplements to the then-existing Guarantees and Parity Lien Security Documents (or execute and deliver such additional Parity Lien Security Documents) as may from time to time be reasonably requested by such Persons (including as contemplated by clause (d) below), to ensure that the Additional Notes or the Additional Parity Lien Debt, as applicable, is secured by, and entitled to the benefits of, the Parity Lien Security Documents, and each Parity Lien Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Trustee to enter into, any such technical amendments, modifications and/or supplements (and additional Parity Lien Security Documents). The Company and each Guarantor hereby further agrees that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 3.8(c) or Section 3.8(d), all such amounts shall be paid by, and shall be for the account of, the Company and the respective Guarantors, on a joint and several basis.
(d) Without limitation of the foregoing, upon reasonable request of the Collateral Trustee (which shall have no obligation to request any action except as directed in an Act of Parity Lien Debtholders), any Parity Lien Representative or any Act of Parity Lien Debtholders, each Grantor agrees to take the following actions with respect to any real property Collateral (including Oil and Gas Properties (as defined in the Indenture as in effect on the date hereof)) with respect to all Additional Parity Lien Debt (it being understood that any such actions may be taken following the incurrence of any such Additional Parity Lien Debt on a post-closing basis if permitted by the Parity Lien Representative for such Additional Parity Lien Debt or the applicable Parity Lien Documents):

(1) each applicable Grantor shall enter into, and deliver to the Collateral Trustee a mortgage modification or new mortgage or deed of trust with regard to each real property subject to a mortgage or deed of trust (each such mortgage or deed of trust a “Mortgage” and each such property a “Mortgaged Property”), in proper form for recording in all applicable jurisdictions, in a form and substance reasonably satisfactory to the Collateral Trustee;
(2) each applicable Grantor will cause to be delivered a local counsel opinion (subject to customary assumptions and qualifications) to the effect that the Collateral Trustee has a valid and perfected Lien with respect to each such Mortgaged Property; and
(3) each applicable Grantor will cause a title company to have delivered to the Collateral Trustee an endorsement to each title insurance policy for any real property Collateral (excluding Oil and Gas Properties), if any, then in effect for the benefit of the Parity Lien Secured Parties, date down(s) or other evidence (which may include a new title insurance policy) (each such delivery, a “Title Datedown Product”), in each case insuring that (i) the priority of the Liens of the applicable Mortgage(s) as security for the Parity Lien Obligations has not changed and, if a new Mortgage is entered into, that the Lien of such new Mortgage securing the Parity Lien Debt then being incurred shall have the same priority as any existing Mortgage securing then-existing Parity Lien Obligations, (ii) since the later of the original date of such title insurance product and the date of the Title Datedown Product delivered most recently prior to (and not in connection with) such Additional Parity Lien Debt, there has been no change in the condition of title and (iii) there are no intervening liens or encumbrances which may then or thereafter take priority over the Lien of the applicable Mortgage(s), in each case other than with respect to Liens permitted by each Parity Lien Document.
ARTICLE 4
OBLIGATIONS ENFORCEABLE BY THE COMPANY AND THE OTHER GRANTORS

Section 4.1 Release of Liens on Collateral.
(a) The Collateral Trustee’s Liens upon the Collateral will be automatically released:
(1) in whole (other than with respect to indemnification and other contingent obligations for which no claim has been made), upon Discharge of Parity Lien Obligations;
(2) as to any Collateral of a Guarantor that is (A) released as a Guarantor under each Parity Lien Document and (B) is not obligated (as primary obligor or guarantor) with respect to any other Parity Lien Obligations and so long as the respective release does not violate the terms of any Parity Lien Document which then remains in effect;
(3) as to any Collateral of the Company or a Guarantor that is sold, transferred or otherwise disposed of by the Company or any Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Guarantor in a transaction or other circumstance that complies with Section 5.11 of the Indenture (other than any obligation to apply proceeds of such Asset Disposition (as defined in the Indenture) as provided in such Section) and is permitted by all of the other Parity Lien Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or other disposition is subject to Article VI of the Indenture;

(4) as to a release of less than all or substantially all of the Collateral, if consent to the release of all Parity Liens on such Collateral has been given by, or the Collateral Trustee otherwise receives direction to release such Collateral in, an Act of Parity Lien Debtholders;
(5) in whole, if the Liens on such Collateral have been released in accordance with the terms of each Series of Parity Lien Debt;
(6) as to a release of all or substantially all of the Collateral, if (A) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Parity Lien Debt at the time outstanding as provided for in the applicable Parity Lien Documents and (B) the Company has delivered an Officer’s Certificate to the Collateral Trustee certifying that all such necessary consents have been obtained;
(7) if and to the extent, any Collateral becomes an Excluded Asset (as defined in the Indenture)
(8) and in the manner, required by Section 4.01(a) of the Intercreditor Agreement; and
(9) as ordered pursuant to applicable Legal Requirement under a final and nonappealable order or judgment of a court of competent jurisdiction.
(b) The Collateral Trustee agrees, for the benefit of the Company and the Guarantors that upon request of the Company, the Collateral Trustee will promptly execute (with such acknowledgements and/or notarizations as are required, or are otherwise reasonably requested by the Company) and deliver evidence of any release pursuant to Section 4.1(a), Section 4.4, or Section 4.5 to the Company or the applicable Guarantor; provided that to the extent the Company or any Guarantor requests the Collateral Trustee to take any action to acknowledge or deliver evidence of such release of Collateral in accordance with this Section 4.1(b), the Company will deliver to the Collateral Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such release of Collateral pursuant to the provisions described in Section 4.1(a), Section 4.4, or Section 4.5, as applicable, does not violate the terms of each applicable Parity Lien Document and that all conditions precedent relating to such release provided for in each applicable Parity Lien Document have been complied with. In determining whether any such release of Collateral is permitted, the Collateral Trustee is entitled to conclusively rely on such Officer’s Certificate and Opinion of Counsel furnished to it pursuant to the immediately preceding sentence. All actions taken pursuant to the provisions described in this Section 4.1(b) are at the sole cost and expense of the Company and the applicable Guarantor.
(c) The Collateral Trustee hereby agrees that:
(1) in the case of any release pursuant to Section 4.1(a)(3), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, subject to the Intercreditor Agreement and at the written request of and at the expense of the Company or other applicable Grantor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction, (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release or (C) provide in such release that it is conditional upon, and will be automatically effective upon, the payment of such purchase price having been made; and

(2) at any time when a Parity Lien Debt Default has occurred and is continuing, within one Business Day of the receipt by it of any Act of Parity Lien Debtholders pursuant to Section 4.1(a)(4), the Collateral Trustee will deliver a copy of such Act of Parity Lien Debtholders to each Parity Lien Representative.
Section 4.2 Delivery of Copies to Parity Lien Representatives. The Collateral Trustee will deliver to each Parity Lien Representative a copy of each Officer’s Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officer’s Certificate. The Parity Lien Representatives will not be obligated to take notice thereof or to act thereon. Each Parity Lien Representative shall, within one Business Day after the receipt by it of the Officer’s Certificate and proposed release instrument(s) delivered to the Collateral Trustee pursuant to Section 4.1(b), deliver a copy of such notice to each registered holder of the Series of Parity Lien Debt for which it acts as Parity Lien Representative.
Section 4.3 Collateral Trustee not Required to Serve, File or Record. Subject to Section 3.2, the Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided that if the Company or any other Grantor shall make a written demand for (a)  a termination statement under Section 9-513(c) of the uniform commercial code and prepares the termination statement, or (b) the release of any mortgage or deed of trust, and prepares such release for execution by the Collateral Trustee, the Collateral Trustee shall (i) file such termination statement or provide written authorization to the Company or such other Grantor to file such termination statement or (ii) execute such release of mortgage or deed of trust and record such release in the appropriate office, or provide written authorization to the Company to record such release of mortgage or deed of trust in such office, respectively.
Section 4.4 Release of Liens in Respect of Notes. In addition to any release pursuant to Section 4.1 hereof, the Collateral Trustee’s Parity Liens will no longer secure the Notes outstanding under the Indenture or any other Obligations under the Note Documents, and the right of the holders of the Notes to the benefits and proceeds of the Collateral Trustee’s Parity Liens on the Collateral will terminate and be discharged in accordance with Section 14.05 of the Indenture.
Section 4.5 Release of Liens in Respect of any Series of Parity Lien Debt other than the Notes. In addition to any release pursuant to Section 4.1 hereof, as to any Series of Parity Lien Debt other than the Notes, the Collateral Trustee’s Parity Lien will no longer secure such Series of Parity Lien Debt if the requirements of a Discharge of Parity Lien Obligations are satisfied with respect to such Series of Parity Lien Debt and all Parity Lien Obligations related thereto.
ARTICLE 5
IMMUNITIES OF THE COLLATERAL TRUSTEE

Section 5.1 No Implied Duty. The Collateral Trustee will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement, the other Parity Lien Security Documents to which it is a party and the Intercreditor Agreement. No implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the other Parity Lien Documents or the Intercreditor Agreement, or otherwise exist against the Collateral Trustee. Without limiting the generality of the foregoing sentences, the Collateral Trustee is not intended to have any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Legal Requirement. Instead, the terms “trustee”, “collateral trustee” and “Collateral Trustee” are used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Collateral Trustee will not be required to take any action that is contrary to applicable

Legal Requirement or any provision of this Agreement, the other Parity Lien Security Documents or the Intercreditor Agreement.
Section 5.2 Appointment of Agents and Advisors. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.
Section 5.3 Other Agreements. The Collateral Trustee has accepted its appointment as collateral trustee hereunder and is bound by the Parity Lien Security Documents executed by the Collateral Trustee as of the date of this Agreement, and the Collateral Trustee shall at the request of the Company execute additional Parity Lien Security Documents delivered to it after the date of this Agreement (including to secure Obligations arising under Additional Parity Lien Debt to the extent such Obligations are permitted to be incurred and secured under the Parity Lien Documents); provided that such additional Parity Lien Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee or conflict with the terms of the Intercreditor Agreement. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Parity Lien Debt (other than this Agreement and the other Parity Lien Security Documents to which it is a party).
Section 5.4 Solicitation of Instructions.
(a) The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Parity Lien Debtholders, an Officer’s Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Parity Lien Security Documents.
(b) No written direction given to the Collateral Trustee by an Act of Parity Lien Debtholders that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Parity Lien Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.
(c) The Collateral Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of the Required Parity Lien Debtholders pursuant to the provisions of this Agreement, unless such holders shall have furnished to the Collateral Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.
Section 5.5 Limitation of Liability. The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Parity Lien Security Document, except for its own gross negligence or willful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction.
Section 5.6 Documents in Satisfactory Form. The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

Section 5.7 Entitled to Rely. The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company or any Guarantor in compliance with the provisions of this Agreement or delivered to it by any Parity Lien Representative as to the holders of Parity Lien Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature believed by it in good faith to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Parity Lien Security Documents has been duly authorized to do so. To the extent an Officer’s Certificate or Opinion of Counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on an Officer’s Certificate or Opinion of Counsel as to such matter and such Officer’s Certificate or Opinion of Counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Parity Lien Security Documents.
Section 5.8 Parity Lien Debt Default. The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Parity Lien Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Parity Lien Debt Default unless and until it is directed by an Act of Parity Lien Debtholders.
Section 5.9 Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Parity Lien Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Parity Lien Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the holders of Parity Lien Obligations.
Section 5.10 Security or Indemnity in favor of the Collateral Trustee. The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.
Section 5.11 Rights of the Collateral Trustee. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Parity Lien Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Parity Lien Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Parity Lien Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Parity Lien Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then-existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Parity Lien Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.
Section 5.12 Limitations on Duty of Collateral Trustee in Respect of Collateral.

(a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral; provided that, notwithstanding the foregoing, the Collateral Trustee will, at the expense of the Company, engage counsel to execute, file or record UCC-3 continuation statements and other documents and instruments to preserve, protect or perfect the security interests granted to the Collateral Trustee (subject to the priorities set forth herein) if it shall receive a specific written request to execute, file or record the particular continuation statement or other specific document or instrument by any Parity Lien Representative. The Collateral Trustee shall deliver to each other Parity Lien Representative a copy of any such written request. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.
(b) Except as provided in Section 5.12(a), the Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the current and future holders of the Parity Lien Obligations concerning the perfection of the security interests granted to it or in the value of any Collateral. The Collateral Trustee shall not be under any obligation to the Trustee or any holder of Parity Lien Debt to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this or any other Parity Lien Security Document or the Intercreditor Agreement or to inspect the properties, books or records of the Company or any Guarantor.
Section 5.13 Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:
(1) each of the parties thereto will remain liable under each of the Parity Lien Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;
(2) the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Parity Lien Security Documents; and
(3) the Collateral Trustee will not be obligated to perform any of the obligations or duties of the Company or any Grantor.
Section 5.14 No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the

Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.
Section 5.15 Other Relationships with the Company and Guarantors. UMB Bank, N.A. and its Affiliates (and any successor Collateral Trustee and its Affiliates) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company or any Guarantor and its Affiliates as though it was not the Collateral Trustee hereunder and without notice to or consent of the Trustee. The Trustee and the other holders of the Parity Lien Obligations acknowledge that, pursuant to such activities, UMB Bank, N.A. or its Affiliates (and any successor Collateral Trustee and its Affiliates) may receive information regarding the Company or any Guarantor or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company, such Guarantor or such Affiliate) and acknowledge that the Collateral Trustee shall not be under any obligation to provide such information to the Trustee or the holders of the Parity Lien Obligations. Nothing herein shall impose or imply any obligation on the part of UMB Bank, N.A. (or any successor Collateral Trustee) to advance funds.
ARTICLE 6
RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE

Section 6.1 Resignation or Removal of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:
(a) the Collateral Trustee may resign at any time by giving not less than 30 days’ prior written notice of resignation to each Parity Lien Representative and the Company; and
(b) the Collateral Trustee may be removed at any time, with or without cause, by an Act of Parity Lien Debtholders.
Section 6.2 Appointment of Successor Collateral Trustee. Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Parity Lien Debtholders, with, if no Event of Default has occurred and is continuing, the consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned. If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Company), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:
(1) authorized to exercise corporate trust powers; and
(2) having a combined capital and surplus of at least $250,000,000.

The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.
Section 6.3 Succession. When the Person so appointed as successor Collateral Trustee accepts such appointment:
(1) such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and
(2) the predecessor Collateral Trustee will (at the expense of the Company) promptly transfer all Liens and collateral security and other property of the Trust Estate within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Parity Lien Security Documents or the Trust Estate.
Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.8 and 7.9, and said provisions will survive termination of this Agreement for the benefit of the predecessor of the Collateral Trustee.
Section 6.4 Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) and (2) of Section 6.2 and (ii) prior to any such merger, conversion or consolidation, the Collateral Trustee shall have notified the Company and each Parity Lien Representative thereof in writing.
Section 6.5 Concerning the Collateral Trustee and the Parity Lien Representatives.
(a) Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by each Parity Lien Representative not in its individual capacity or personally but solely in its capacity as trustee, representative or agent for the benefit of the related holders of the applicable Series of Parity Lien Debt in the exercise of the powers and authority conferred and vested in it under the related Parity Lien Documents, and in no event shall such Parity Lien Representative, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Parity Lien Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.
(b) Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by UMB Bank, N.A. as Collateral Trustee, not in its individual capacity or personally but solely in its capacity as Collateral Trustee, and in no event shall UMB Bank, N.A., in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Parity Lien Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.
(c) Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by UMB Bank, N.A. as Trustee, not in its individual capacity or personally but solely in its capacity as Trustee, and in no event shall UMB Bank, N.A. or any other Parity Lien Representative, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Parity Lien Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.
(d) In entering into this Agreement, the Collateral Trustee shall be entitled to the benefit of every provision of the Indenture relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the “Collateral Trustee” thereunder. In no event will the Collateral Trustee be liable for any act or omission on the part of the Grantors or any Parity Lien Representative.
(e) Except as otherwise set forth herein, neither the Collateral Trustee nor any Parity Lien Representative shall be required to exercise any discretion or take any action, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) solely upon the instructions of the applicable Required Parity Lien Debtholders as provided in the Indenture or the related Parity Lien Document; provided that neither the Collateral Trustee nor any Parity Lien Representative shall be required to take any action that (i) it in good faith believes exposes it to personal liability unless it receives an indemnification satisfactory to it from the applicable holders of the Parity Lien Obligations with respect to such action or (ii) is contrary to this Agreement, the Intercreditor Agreement or applicable Legal Requirement.
ARTICLE 7
MISCELLANEOUS PROVISIONS

Section 7.1 Amendment.
(a) Except as provided in the Intercreditor Agreement, no amendment or supplement to the provisions of any Parity Lien Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Parity Lien Debtholders, except that:
(1) any amendment or supplement that has the effect solely of:
(A) adding or maintaining Collateral, securing additional Parity Lien Obligations that were otherwise permitted by the terms of the Parity Lien Documents to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Trustee therein;

(B) curing any ambiguity, omission, mistake, defect or inconsistency;

(C) providing for the assumption of the Company’s or any Guarantor’s obligations under any Parity Lien Document in the case of a merger or consolidation or sale of all or substantially all of the properties or assets of the Company or such Guarantor to the extent permitted by the terms of the Indenture and the other Parity Lien Documents, as applicable;

(D) making any change that would provide any additional rights or benefits to the holders of Parity Lien Debt or the Collateral Trustee, or that does not adversely reduce, impair or affect the rights of any holder of Parity Lien Debt or the Collateral Trustee under the Indenture or any other Parity Lien Document; or

(E) effecting any release of Collateral otherwise permitted under the Parity Lien Documents;

will become effective when executed and delivered by the Company or any other applicable Grantor party thereto and, if required for effectiveness according to its terms, the Collateral Trustee;

(2) no amendment or supplement that reduces, impairs or adversely affects the Collateral Trustee or any other Parity Lien Secured Party:
(A) to vote its outstanding Parity Lien Debt as to any matter described as subject to an Act of Parity Lien Debtholders or direction by the Required Parity Lien Debtholders (or amends the provisions of this clause (2) or the definition of “Act of Parity Lien Debtholders”, “Discharge of Parity Lien Obligations,” “Parity Lien”, “Parity Lien Debt,” “Parity Lien Obligations” or “Required Parity Lien Debtholders” or any other definition containing the words “Parity Lien” therein, or any other defined terms to the extent referenced or implicated therein),
(B) to share in the order of application described in Section 3.4 in the proceeds of an Enforcement Action or realization on any Collateral that has not been released in accordance with the provisions described in Sections 4.1, 4.4 or 4.5; or
(C) to require that Liens securing Parity Lien Obligations be released only as set forth in the provisions described in Sections 4.1, 4.4 or 4.5, will become effective without the consent of the requisite percentage or number of holders of each Series of Parity Lien Debt so adversely affected under the applicable Parity Lien Document;
(3) no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Parity Lien Representative or adversely affects the rights of the Collateral Trustee or any Parity Lien Representative, respectively, in its individual capacity as such will become effective without the consent of the Collateral Trustee or such Parity Lien Representative, respectively; and
(4) any amendment or supplement (a) to the provisions of the Parity Lien Security Documents that releases Collateral will be effective only in accordance with the requirements set forth in Section 4.1, (b) that results in the Collateral Trustee’s Liens upon the Collateral no longer securing the Notes and the other obligations under the Indenture and other Note Documents may only be effected in accordance with Section 4.4 and (c) that results in the Collateral Trustee’s Liens upon the Collateral no longer securing the Parity Lien Obligations and the other obligations under the Parity Lien Documents may only be effected in accordance with Section 4.5.

(b) Notwithstanding Section 7.1(a) but subject to Sections 7.1(a)(2) and 7.1(a)(3):
(1) any mortgage or other Parity Lien Security Document may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the Required Parity Lien Debtholders, unless such amendment or supplement would not be permitted under the terms of this Agreement, the Intercreditor Agreement or any Priority Lien Document;
(2) any amendment or waiver of, or any consent under, any provision of any security document that secures Priority Lien Obligations will apply automatically to any comparable provision of any comparable Parity Lien Security Document without the consent of or notice to any holder of Parity Lien Obligations and without any action by the Company or any Guarantor or any holder of Notes or other Parity Lien Obligations; and
(3) any mortgage or other Parity Lien Security Document may be amended or supplemented with the approval of the Collateral Trustee (but without the consent of or notice to any holder of Parity Lien Obligations and without any action by any holder of Notes or other Parity Lien Obligations) (i) to cure any ambiguity, defect or inconsistency, or (ii) to make other changes that do not have an adverse effect on the validity of the Lien created thereby.
(c) The Collateral Trustee will not enter into any amendment or supplement described above unless it has received an Officer’s Certificate to the effect that such amendment or supplement will not violate the terms of any applicable Parity Lien Documents or result in a breach of any provision or covenant contained in the Intercreditor Agreement. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an Opinion of Counsel of the Company to the effect that (i) such amendment or supplement will not violate the terms of any applicable Parity Lien Documents (which opinion may be subject to customary assumptions and qualifications) and (ii) the conditions precedent to the execution and delivery of such amendment and supplement have been complied with.
Section 7.2 Voting. In connection with any matter under this Agreement requiring a vote of holders of Parity Lien Debt, each Parity Lien Representative, at the request of the applicable Series of Parity Lien Debt, will cast its votes in accordance with the Parity Lien Documents governing such Series of Parity Lien Debt. The amount of Parity Lien Debt to be voted by a Series of Parity Lien Debt will equal (1) the aggregate principal amount of Parity Lien Debt held by such Series of Parity Lien Debt (including outstanding letters of credit constituting Parity Lien Debt, whether or not then available or drawn), plus, if applicable, (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Parity Lien Debt (to the extent such unfunded commitments have not been terminated by the holders of such Series of Parity Lien Debt). Following and in accordance with the outcome of the applicable vote under its Parity Lien Documents, the Parity Lien Representative of each Series of Parity Lien Debt will cast all of its votes under that Series of Parity Lien Debt as a block in respect of any vote hereunder.
Section 7.3 Further Assurances.
(a) The Company and each of the Guarantors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee pursuant to an instruction in an Act of Parity Lien Debtholders may from time to time reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the Parity Lien Secured Parties, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets constituting Collateral that are acquired or otherwise become, or are required by any Parity Lien Document to become, Collateral after the date hereof), in each case, as contemplated by, and with the Lien priority required under, the Parity Lien Documents. In connection with any merger, consolidation or sale of assets of the Company or any Guarantor, the property and assets of the Person which is consolidated or merged with or into the Company or such Guarantor, to the extent that they are property or assets of the types that would constitute Collateral under the Parity Lien Security Documents, shall be treated as after-acquired property, and the Company or such Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Parity Liens, in the manner and to the extent required under the Parity Lien Security Documents; provided, however, that if any Priority Lien Obligations are outstanding at such time, such after-acquired property shall only be required to become part of the Collateral securing any Series of Parity Lien Debt, if and to the extent that such after-acquired property becomes part of the Collateral securing the Priority Lien Obligations substantially concurrently therewith (unless the Priority Lien Secured Parties are unable to take, or decline to accept, a Lien on such after-acquired property).
(b) Upon the reasonable request of the Collateral Trustee (acting at the direction of a Parity Lien Representative) or any Parity Lien Representative at any time and from time to time, the Company and each of the Guarantors will promptly execute, acknowledge and deliver such Parity Lien Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be required or that the Collateral Trustee may request to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Parity Lien Documents for the benefit of the Parity Lien Secured Parties; provided that no such Parity Lien Security Document, instrument or other document shall be materially more burdensome upon the Company and the Guarantors than the Parity Lien Documents executed and delivered by the Company and the Guarantors on or about the date hereof (including, for the avoidance of doubt, any such documents delivered within the time periods set forth in Section 14.02 of the Indenture); provided, that if any Priority Lien Obligations are outstanding at such time, the execution, acknowledgement and delivery of such Parity Lien Security Documents, instruments, certificates, notices and other documents shall be required, and such actions shall be required to be taken, only if and to the extent that the same are executed, acknowledged and delivered, or such actions taken, with respect to the Priority Lien Obligations substantially concurrently therewith (it being understood that the Collateral Trustee shall have no liability whatsoever to determine whether such a document is materially burdensome and shall have no liability whatsoever with respect to this determination) (unless the Priority Lien Collateral Agent is unable to take, or declines to accept, a Lien on such after-acquired property).
(c) Notwithstanding the foregoing, neither the Company nor any Guarantor shall be required pursuant to this Section 7.3 to execute, deliver, record or file any documents or other agreements, or to do or cause to be done any acts or things that are, in each case, described in Section 14.02 of the Indenture, to the extent applicable, prior to the expiration of the time period set forth therefor therein.
Section 7.4 Successors and Assigns.
(a) Except as provided in Section 5.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Parity Lien Representative and each present and future holder of Parity Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.
(b) Neither the Company nor any Guarantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Company and the Guarantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Parity Lien Representative and each present and future holder of Parity Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.
Section 7.5 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Parity Lien Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.
Section 7.6 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given shall be given as follows:

If to the Collateral Trustee:	UMB Bank, N.A.
5555 San Felipe Street, Suite 870
Houston, Texas 77056
Telephone: 713-300-0586
Facsimile: 214-389-5949
Email: Shazia.Flores@umb.com
Attention: Shazia Flores

If to the Company or any other Grantor:	SM Energy Company
1775 Sherman Street, Suite 1200
Denver, CO 80203
Telephone: (303) 863-4325
Facsimile: (303) 864-2598
Email: dcopeland@sm-energy.com
Attention: Chief Financial Officer

If to the Trustee:	UMB Bank, N.A.
5555 San Felipe Street, Suite 870
Houston, Texas 77056
Telephone: 713-300-0586
Facsimile: 214-389-5949
Email: Shazia.Flores@umb.com
Attention: Shazia Flores

and if to any other Parity Lien Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, by overnight air courier guaranteeing next day delivery, delivered by hand, or delivered by facsimile to the relevant address or number set forth above or, as to holders of Parity Lien Debt, its address shown on the register kept by the office or agency where the relevant Parity Lien Debt may be presented for registration of transfer or for exchange. Failure to mail or delivery by facsimile a notice or communication to a holder of Parity Lien Debt or any defect in it will not affect its sufficiency with respect to other holders of Parity Lien Debt.
Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7.6 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 7.6. As agreed to in writing among the parties hereto from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.
If a notice or communication is mailed or delivered by facsimile in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
Section 7.7 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.
Section 7.8 Compensation; Expenses. The Grantors jointly and severally agree to pay, promptly upon demand:
(1) such compensation to the Collateral Trustee and its agents for its services provided pursuant to this Agreement as the Company and the Collateral Trustee may agree in writing from time to time;
(2) all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Trustee and its agents in the negotiation, preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Parity Lien Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;
(3) all reasonable and documented out-of-pocket fees, expenses and disbursements of a single legal counsel (and, if necessary a single local legal counsel in each applicable jurisdiction) and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by, the Collateral Trustee or any Parity Lien Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Parity Lien Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Company or any Guarantor;
(4) all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving or releasing the Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;

(5) all other reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Parity Lien Security Documents and any consents, amendments, waivers or modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and
(6) after the occurrence of any Parity Lien Debt Default, all fees, costs and expenses incurred by the Collateral Trustee, its agents and any Parity Lien Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Parity Lien Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Parity Lien Obligations or the proof, protection, administration or resolution of any claim based upon the Parity Lien Obligations in any Insolvency or Liquidation Proceeding, including all fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the Parity Lien Representatives.
The agreements in this Section 7.8 will survive repayment of all other Parity Lien Obligations and the removal or resignation of the Collateral Trustee and termination of this Agreement.

Section 7.9 Indemnity.
(a) The Grantors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee, each Parity Lien Representative, each holder of Parity Lien Obligations and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided that no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. THIS INDEMNITY COVERS ORDINARY NEGLIGENCE OF ANY OF THE FOREGOING PARTIES.
(b) All amounts due under this Section 7.9 will be payable within 10 Business Days after written demand, together with a reasonably detailed invoice therefor.
(c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.9(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Grantors will contribute the maximum portion that it is permitted to pay and satisfy under applicable Legal Requirement to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.
(d) No party hereto will ever assert any claim against any other party hereto or any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Parity Lien Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the parties hereto hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e) The agreements in this Section 7.9 will survive repayment of all other Parity Lien Obligations and the removal or resignation of the Collateral Trustee and termination of this Agreement.
Section 7.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 7.11 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.
Section 7.12 Obligations Secured. All obligations of the Grantors set forth in or arising under this Agreement will be Parity Lien Obligations and are secured by all Liens granted by the Parity Lien Security Documents.
Section 7.13 Governing Law; Jurisdiction; Consent to Service of Process.
(a) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW).
(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.
(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 7.13. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.6. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 7.14 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 7.15 Counterparts, Electronic Signatures. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument. The parties hereto may sign this Agreement and any Collateral Trust Joinder and transmit the executed copy by electronic means, including facsimile or noneditable *.pdf files. The electronic copy of the executed Agreement and any Collateral Trust Joinder is and shall be deemed an original signature.
Section 7.16 Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.
Section 7.17 Grantors and Additional Grantors. Each Grantor represents and warrants that it has duly executed and delivered this Agreement. The Company will cause each Person that hereafter becomes a Grantor or is required by any Parity Lien Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the Collateral Trustee a Collateral Trust Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Company shall promptly provide each Parity Lien Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.17; provided that the failure to so deliver a copy of the Collateral Trust Joinder to any then-existing Parity Lien Representative shall not affect the inclusion of such Person as a Grantor if the other requirements of this Section 7.17 are complied with.
Section 7.18 Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.
Section 7.19 Rights and Immunities of Parity Lien Representatives. The Trustee and the Collateral Trustee will be entitled, to the extent applicable to such entity, to all of the rights, protections, immunities and indemnities set forth in the Indenture and any future Parity Lien Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Parity Lien Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Parity Lien Representative be liable for any act or omission on the part of the Grantors or the Collateral Trustee hereunder.
Section 7.20 Intercreditor Agreement. Each Person that is secured hereunder, by accepting the benefits of the security provided hereby,  (i) consents (or is deemed to consent), to the subordination of Liens in favor of the Collateral Trustee as provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, and (iii) authorizes (or is deemed to authorize) and instructs (or is deemed to instruct) the Collateral Trustee on behalf of such Person to enter into, and perform under, the Intercreditor Agreement as “Second Lien Collateral Trustee” (as defined in the Intercreditor Agreement). The Collateral Trustee agrees, upon receipt of an Officer’s Certificate and an Opinion of Counsel stating that the same is authorized or permitted under the Intercreditor Agreement, to enter into any amendments or joinders to the Intercreditor Agreement, without the consent of any holder of Parity Lien Obligations or the Trustee, to add additional Indebtedness as Priority Lien Debt, Parity Lien Debt or Junior Lien Debt (to the extent permitted to be incurred and secured by the applicable Secured Debt Documents) and add other parties (or any authorized agent or trustee therefor) holding such Indebtedness thereto and to establish that the Lien on any Collateral securing such Indebtedness ranks equally with the Liens on such Collateral securing the other Priority Lien Debt, Parity Lien Debt or Junior Lien Debt, as applicable, then outstanding. The foregoing provisions are intended as an inducement to the lenders under the Credit Agreement to extend credit to the Company, as the borrower under the Credit Agreement, and such lenders are intended third party beneficiaries of this provision and the provisions of the Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, to the extent that any Lien on any Collateral is perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Priority Lien Collateral Agent, or of agents or bailees of the Priority Lien Collateral Agent, the perfection actions and related deliverables described in this Agreement or the other Parity Lien Security Documents in respect of such Collateral or of any account in which such Collateral is held shall not be required.
Section 7.21 Force Majeure. The Collateral Trustee shall not be liable for delays or failures in performance resulting from acts of God, strikes, lockouts, riots, acts of war, epidemics or pandemics, governmental regulations superimposed after the fact, communication line failures, computer viruses, power failures, earthquakes, fire or similar acts beyond its control.
Section 7.22 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Collateral Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each Person or legal entity that establishes a relationship or opens an account with the Collateral Trustee. The parties to this Agreement will provide the Collateral Trustee with such information as it may request in order for the Collateral Trustee to satisfy the requirements of the U.S.A. Patriot Act.

The parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.
COMPANY:     SM ENERGY COMPANY

By: /s/ David W. Copeland
Name: David W. Copeland
Title:  Executive Vice President, General
Counsel and Corporate Secretary

[Signature Page to Collateral Trust Agreement]

UMB Bank, N.A., as Trustee under the Indenture

By: /s/ Shazia Flores
Name: Shazia Flores
Title: Vice President

UMB Bank, N.A., as Collateral Trustee

By: /s/ Shazia Flores
Name: Shazia Flores
Title: Vice President

[Signature Page to Collateral Trust Agreement]

EXHIBIT A
FORM OF
ADDITIONAL SECURED DEBT DESIGNATION

Reference is made to the Collateral Trust Agreement, dated as of June 17, 2020 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among SM Energy Company, a Delaware corporation (the “Company”), the Guarantors from time to time party thereto, UMB Bank, N.A., as Trustee under the Indenture (as defined therein), and UMB Bank, N.A., as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Additional Secured Debt Designation is being executed and delivered in order to designate additional secured debt as Parity Lien Debt entitled to the benefit of the Collateral Trust Agreement.

The undersigned, the duly appointed [specify title] of the Company hereby certifies on behalf of [the Company or applicable Grantor] that:
(A) [the Company or applicable Grantor] intends to incur additional Parity Lien Debt (“Additional Parity Lien Debt”) which will be permitted by each applicable Parity Lien Document to be secured by a Parity Lien equally and ratably with all previously existing and future Parity Lien Debt;
(B) the name and address of the Parity Lien Representative for the Additional Parity Lien Debt for purposes of Section 7.6 of the Collateral Trust Agreement is:

Telephone:

Fax:

(C)  Attached as Annex 1 hereto is a Reaffirmation Agreement duly executed by the Company and each Guarantor, and
(D) the Company has caused a copy of this Additional Secured Debt Designation and the related Collateral Trust Joinder to be delivered to each existing Parity Lien Representative.
IN WITNESS WHEREOF, the Company has caused this Additional Secured Debt Designation to be duly executed by the undersigned officer as of _____________, 20____.
SM ENERGY COMPANY

By:  ___________________________________
Name:
Title:

Exhibit A - 1

ACKNOWLEDGEMENT OF RECEIPT
The undersigned, the duly appointed Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Secured Debt Designation.
UMB Bank, N.A., as Collateral Trustee

By: ___________________________________
Name:
Title:

Exhibit A - 2

ANNEX 1 TO ADDITIONAL SECURED DEBT DESIGNATION
FORM OF
REAFFIRMATION AGREEMENT

Reference is made to the Collateral Trust Agreement, dated as of June 17, 2020 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among SM Energy Company, a Delaware corporation (the “Company”), the Guarantors from time to time party thereto, UMB Bank, N.A., as Trustee under the Indenture (as defined therein), and UMB Bank, N.A., as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Reaffirmation Agreement is being executed and delivered as of ______________, 20__ in connection with an Additional Secured Debt Designation of even date herewith which Additional Secured Debt Designation has designated additional Parity Lien Debt entitled to the benefit of the Collateral Trust Agreement.
Each of the undersigned hereby consents to the designation of additional secured debt as Parity Lien Debt as set forth in the Additional Secured Debt Designation of even date herewith and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Parity Lien Documents to which it is party, and agrees that, notwithstanding the designation of such additional indebtedness or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each Parity Lien Document to which it is a party, shall continue to be in full force and effect and such additional secured debt shall be entitled to all of the benefits of such Parity Lien Documents.
Governing Law and Miscellaneous Provisions. The provisions of ARTICLE 7 of the Collateral Trust Agreement will apply with like effect to this Reaffirmation Agreement.
IN WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation Agreement to be duly executed as of the date written above.
[names of the Company and Guarantors]

By: ___________________________________
Name:
Title:

Exhibit A - 3

EXHIBIT B
FORM OF
COLLATERAL TRUST JOINDER - ADDITIONAL DEBT

Reference is made to the Collateral Trust Agreement, dated as of June 17, 2020 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among SM Energy Company, a Delaware corporation (the “Company”), the Guarantors from time to time party thereto, UMB Bank, N.A., as Trustee under the Indenture (as defined therein), and UMB Bank, N.A., as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.8 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being additional Parity Lien Debt under the Collateral Trust Agreement.
[1. Joinder. The undersigned, _____________________, a _________________, (the “New Representative”) as [trustee, administrative agent] under that certain [described applicable indenture, credit agreement or other document governing the additional secured debt] hereby agrees to become party as a Parity Lien Representative under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.]1
[1][2]. Additional Secured Debt Designation
The undersigned, on behalf of itself and each holder of Obligations in respect of the [Additional Notes][Series of Parity Lien Debt] for which the undersigned is acting as Parity Lien Representative hereby agrees, for the enforceable benefit of each existing and future holder of Priority Lien Obligations, the Priority Lien Collateral Agent, all holders of each current and future Series of Parity Lien Debt, each other current and future Parity Lien Representative and each current and future holder of Parity Lien Obligations and as a condition to being treated as Parity Lien Debt under the Collateral Trust Agreement that:
(a) all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Company or any other Grantor to secure any Obligations in respect of any [Additional Notes][Series of Parity Lien Debt], whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of the Parity Lien Secured Parties equally and ratably;
(b) the undersigned and each holder of Obligations in respect of the [Additional Notes][Series of Parity Lien Debt] for which the undersigned is acting as Parity Lien Representative are bound by the provisions of this Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from the enforcement of Parity Liens; and
(c) the Collateral Trustee shall perform its obligations under the Collateral Trust Agreement, the other Parity Lien Security Documents and the Intercreditor Agreement.

_______________________________
1 Delete if Additional Parity Lien Debt constitutes Additional Notes
Exhibit B - 1

[2][3]. Governing Law and Miscellaneous Provisions. The provisions of ARTICLE 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.
IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of ___________________, 20____.
[insert name of the new representative or the Trustee]

By: ___________________________________
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee for the [New Representative][Trustee] and the holders of the Obligations represented thereby:
UMB Bank, N.A., as Collateral Trustee

By: ___________________________________
Name:
Title:

Exhibit B - 2

EXHIBIT C
FORM OF
COLLATERAL TRUST JOINDER - ADDITIONAL GRANTOR

Reference is made to the Collateral Trust Agreement, dated as of June 17, 2020 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among SM Energy Company, a Delaware corporation (the “Company”), the Guarantors from time to time party thereto, UMB Bank, N.A., as Trustee under the Indenture (as defined therein), and UMB Bank, N.A., as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.17 of the Collateral Trust Agreement.
1.Joinder. The undersigned, ___________________, a ___________________, hereby agrees to become party as a Grantor under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.
2.Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.
IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of _________________, 20____.
[___________________________________]

By: ___________________________________
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee with respect to the Collateral pledged by the new Grantor:
UMB Bank, N.A., as Collateral Trustee

By: ___________________________________
Name:
Title:

14619242_v9
Exhibit C - 1